EXHIBIT 11
                 Statement re: Computation of Per Share Earnings

                                                                Nine Months      Nine Months          Three Months      Three Months
                                                                   Ended           Ended                Ended             Ended
                                                               September 30,    September 30,        September 30,     September 30,
                                                                    1999            1998                 1999             1998
                                                            -----------------   --------------       -------------     -------------

Basic Net Income (Loss) per Common Share:

     Numerator:
          Net income (loss) for the period                  $      2,053,745          127,298             279,640           398,518
          Series A preferred stock dividends                        (225,000)        (225,000)            (75,000)          (75,000)
                                                            -----------------   --------------       -------------     -------------
          Net income (loss) attributable to
               common shares                                $      1,828,745          (97,702)            204,640           323,518
                                                            =================   ==============       =============     =============

     Denominator:
          Actual common shares outstanding:
               Beginning of period                                 1,943,935        1,897,780           1,969,935         1,951,427
               End of period                                       2,029,313        1,943,935           2,029,313         1,943,935
               Weighted average for the period
                (Based on the actual days which
                   the  incremental shares, if any,
                   were outstanding)                               1,967,715        1,920,703           1,993,091         1,950,043
                                                            =================   ==============       =============     =============

     Basic net income (loss) per common share               $           0.93            (0.05)               0.10              0.17
                                                            =================   ==============       =============     =============


Diluted Net Income (Loss) per Common Share:

     Numerator:
          Net income (loss) attributable to
               common shares                                $      1,828,745          (97,702)            204,640           323,518
     Impact of assumed conversions:
          Series A preferred stock dividends                         225,000                -                   -                 -
          Convertible debenture interest, net of tax                 186,000                -                   -                 -
                                                            -----------------   --------------       -------------     -------------

                                                            $      2,239,745          (97,702)            204,640           323,518
                                                            =================   ==============       =============     =============

     Denominator:
          Weighted average common shares outstanding               1,967,715        1,920,703           1,993,091         1,950,043
          Impact of assumed conversions:
               Common share equivalents resulting
                   from Ain-the-money@ stock options                  29,677           34,630              35,816            45,274
               Series A preferred stock                              574,351                -                   -                 -
               Convertible debentures                                555,555                -                   -                 -
                                                            -----------------   --------------       -------------     -------------


                                                                   3,127,298        1,955,333          2,028,907          1,995,317
                                                            =================   ==============       =============     =============

     Diluted net income (loss) per common share             $           0.72            (0.05)               0.10              0.16
                                                            =================   ==============       =============     =============


     Note:The assumed conversions of the Series A preferred stock and the convertible debentures were excluded from the 1998 computations of diluted net income (loss) per common share and the three months ended September 30, 1999 computation of diluted net income (loss) per common share because the effect would be antidilutive for such periods.